Exhibit 99.1

BlackRock

Contact:

Kathleen Baum

212-810-5429

Brian Beades

212-810-5596

invrel@blackrock.com

BlackRock, Inc. Reports Second Quarter Diluted E.P.S. of $0.80 per Share

Associated with a 31% Year-Over-Year Rise in Operating Income. Assets under Management at June 30, 2005 total $414.4 Billion.

New York, July 19, 2005 – BlackRock, Inc. (NYSE:BLK) today reported net income for the quarter ended June 30, 2005 of $53.3 million, or $0.80 per diluted share, compared to net income of $48.0 million, or $0.73 per diluted share for the second quarter of 2004. Net income and diluted earnings per share increased 15% and 14%, respectively, from reported results for the first quarter of 2005.

For the three months ended June 30, 2005, diluted earnings per share, as adjusted, were $0.91, a 28% increase as compared to $0.71 earned in the second quarter of 2004 (see Table 1). Diluted earnings per share, as adjusted, primarily reflects the exclusion of the portion of expense related to the BlackRock, Inc. 2002 Long Term Retention and Incentive Plan (LTIP) to be funded through a capital contribution of stock currently held by The PNC Financial Services Group, Inc. (PNC). Second quarter 2005 diluted earnings per share, as adjusted, were reduced by approximately $0.01 per share due to a $0.6 million reversal of LTIP expense associated with employee forfeitures.

The double-digit growth in earnings from first quarter 2005 reflects strong organic growth in Assets Under Management (AUM), a full quarter of results from the State Street Research (SSR) acquisition, which closed on January 31, 2005 and no one-time acquisition related costs, partially offset by a significant increase in marketing costs associated with expanded international calling efforts.

Net income and diluted earnings per share for the six months ended June 30, 2005 were $99.9 million and $1.49, respectively, compared to $103.2 million and $1.57 earned in the six month period ended June 30, 2004. Results for the six months ended June 30, 2004 included approximately $10.2 million, or $0.16 per diluted share, of non-recurring gains due to certain state income tax benefits and the sale of a minority investment in Trepp LLC. In addition, BlackRock commenced LTIP expense recognition in the third quarter of 2004 and, therefore, results for the first half of 2004 were not impacted by these costs.

In management’s opinion, net income and diluted earnings per share, as adjusted, provide a more meaningful year-over-year performance comparative of the business by excluding the impact of the 2004 non-recurring items as well as 2005 LTIP expense to be funded by PNC and non-recurring State Street acquisition costs recorded in the first quarter of 2005. Net income and diluted earnings per share, as adjusted, for the first half of 2005 were $120.1 million and $1.80, respectively, and represented year-over-year increases of 29% and 28% from the $93.0 million and $1.41 earned in the first half of 2004.

“Our second quarter results reflect the strong growth momentum of our business across regions and client segments in both our core investment management franchise and in BlackRock Solutions®,” said Laurence D. Fink, Chairman and Chief Executive Officer. “The integration of SSR was completed with a minimum of interruption to our clients or our business efforts, and the benefits we are already seeing from that transaction should increase over time.”

Mr. Fink added, “BlackRock remains well positioned for the future. Our team-based, highly disciplined investment approach is generating strong performance across asset classes; demand from U.S. and international clients for broader capabilities and for innovative investment solutions is strong; and we continue to be differentiated by the talent, enthusiasm and commitment of our people.”

AUM increased 6%, or $23.1 billion in the quarter ended June 30, 2005, to $414.4 billion. Net new business during the quarter totaled $15.6 billion, with strong flows in all institutional channels globally. In addition, BlackRock continued to realize strong growth in BlackRock Solutions and advisory services, adding thirteen net new assignments during the quarter. For the twelve months ended June 30, 2005, net new business totaled $37.5 billion before giving effect to the SSR acquisition. SSR-related portfolios ended the quarter at $50.7 billion, up $1.3 billion during the second quarter.

Second Quarter Business Highlights

•	Strong new business efforts yielded $15.6 billion of net inflows during the quarter, which were well balanced geographically. Specifically, BlackRock was awarded $6.8 billion of net new funds from U.S. investors and $8.8 billion from non-U.S. clients, including $2.8 billion from Japanese institutions. Net inflows were strong across institutional client channels worldwide, including $4.7 billion from pension plans and other tax-exempt investors, $7.1 billion from insurance companies, $3.0 billion from other taxable institutions, and $1.0 billion from institutional cash management investors. In addition, BlackRock raised $305 million in a new closed-end equity fund, although retail mutual funds overall experienced net outflows of $265 million during the quarter.

•	Fixed income assets rose $18.8 billion to $284.1 billion at June 30, 2005, driven in large measure by $12.9 billion of net new business during the quarter. Net inflows of $5.2 billion from U.S investors and $7.8 billion from non-U.S. investors were well diversified across BlackRock’s core, global, sector specialty and targeted duration offerings. As of June 30, 2005 80% or more of our composites outperformed their benchmarks and 67% or more of taxable bond funds ranked in the top two Lipper quartiles for the 1, 3, 5 and 7-year periods.

•	Cash management (liquidity) AUM increased by $1.1 billion in the second quarter to $75.2 billion. U.S. institutional money market fund flows remained volatile, declining $1.0 billion from first quarter-end, as the Federal Reserve continued to raise rates. These outflows were more than offset by net inflows of $577 million in securities lending portfolios and, supported in part by strong cross-selling efforts, $1.5 billion in other separate accounts and funds. Performance remained competitive across products, and all of BlackRock’s institutional funds were ranked in the top two Lipper quartiles for the year-to-date, 1, 3, 5 and 7-year periods ended June 30, 2005.

•	Equity assets ended the second quarter at $32.4 billion, unchanged from first quarter-end. Net new business results were adversely affected by $897 million of net outflows in equity separate accounts and mutual funds transitioned at the time of the SSR acquisition. Aside from these portfolios, net new business totaled $277 million, reflecting greater awareness of BlackRock’s enhanced equity capabilities. Investment performance was strong, with 80% or more of composites outperforming their benchmarks and 70% or more of equity mutual funds ranked in the top two Lipper quartiles for the year-to-date and 1-year periods ended June 30, 2005.

•	AUM in alternative investment products rose $3.2 billion or 16% during the quarter to $22.8 billion. Net new business totaled $2.2 billion, split almost equally between net inflows from U.S. and non-U.S. investors. These strong results reflected continued interest in BlackRock’s fixed income and fund of funds offerings, successful integration of the capabilities added through the SSR acquisition, and ongoing product development efforts that enabled BlackRock to close a new collateralized debt obligation and manage approximately $.5 billion of client capital, which is expected to fund a new business development company.

•	BlackRock continued to achieve strong growth in the BlackRock Solutions products and advisory services. During the quarter, BlackRock added thirteen net new assignments, including two new system outsourcing mandates, three new investment accounting clients, two new strategic advisory assignments and six new risk management relationships, including a new client in Japan. At quarter-end, BlackRock had four system implementations in process and interest in BlackRock’s investment tools, outsourcing and advisory services remains robust.

•	BlackRock ended the second quarter with $8.4 billion of wins funded or to be funded and a strong pipeline of fixed income and equity searches in process. It should be noted that cash management flows are likely to remain volatile as long as the Fed maintains its tightening policy. Mutual fund flows may continue to be adversely affected by outflows in response to changes made in connection with the SSR acquisition. At the same time, BlackRock’s strong investment performance should support new business momentum, and BlackRock is already beginning to capitalize on its expanded product capabilities with new and existing clients.

BlackRock, Inc.

Second Quarter 2005 Earnings Release

	Three months ended June 30,		March 31, 2005	Variance vs.
				June 30, 2004		March 31, 2005
	2005	2004		Amount	%	Amount	%
(Dollar amounts in thousands)

Mutual funds revenue
BlackRock Funds	$34,856	$18,058	$29,040	$16,798	93.0%	$5,816	20.0%
Closed-end Funds	21,095	17,484	19,898	3,611	20.7	1,197	6.0
BlackRock Liquidity Funds	20,310	19,160	21,021	1,150	6.0	(711)	(3.4)
Other commingled funds	986	279	412	707	253.4	574	139.3

Total mutual funds revenue	77,247	54,981	70,371	22,266	40.5	6,876	9.8

Separate accounts revenue
Separate accounts base fees	132,786	89,436	115,229	43,350	48.5	17,557	15.2
Separate accounts performance fees	21,438	17,596	26,656	3,842	21.8	(5,218)	(19.6)

Total separate accounts revenue	154,224	107,032	141,885	47,192	44.1	12,339	8.7

Total investment advisory and administration fees	231,471	162,013	212,256	69,458	42.9	19,215	9.1

Other income	39,918	21,799	37,827	18,119	83.1	2,091	5.5

Total revenue	$271,389	$183,812	$250,083	$87,577	47.6%	$21,306	8.5%

Total revenue for the quarter ended June 30, 2005 increased $87.6 million, or 48%, to $271.4 million, compared to $183.8 million for the quarter ended June 30, 2004. Separate account revenue, mutual fund revenue and other income increased by $47.2 million, or 44%, $22.3 million, or 41%, and $18.1 million, or 83%, respectively.

The increase in separate accounts revenue was driven by a $43.4 million, or 49%, increase in separate accounts base fees from $89.4 million for the quarter ended June 30, 2004 to $132.8 million for the quarter ended June 30, 2005 and a $3.8 million, or 22%, increase in separate accounts performance fees to $21.4 million for the quarter ended 2005 as compared to $17.6 million earned for the quarter ended June 30, 2004. Separate accounts base fees rose during the second quarter of 2005 primarily due to a $40.2 billion increase in AUM related to the SSR acquisition and an increase in AUM, exclusive of the SSR acquisition, of $44.2 billion, or 19%. The increase in separate accounts performance fees reflected increased fees earned on the Company’s equity and real estate alternative investment products which were partially offset by decreased performance fees earned on the Company’s fixed income hedge fund. The increase in mutual funds revenue was primarily due to the merger of SSR’s mutual funds into the BlackRock Funds contributing to an increase in average AUM during the second quarter of 2005 of approximately $7 billion, or 35%, and $1.9 billion of new closed-end funds launched since June 30, 2004. Other income increased $18.1 million, or 83%, to $39.9 million during the quarter ended June 30, 2005 compared to the quarter ended June 30, 2004 primarily due to $8.7 million in property management fees earned on real estate accounts assumed in the SSR acquisition, strong sales in BlackRock Solutions products and services and higher distribution fees earned on the BlackRock Funds.

During the second quarter of 2005, total revenue increased approximately $21.3 million, or 9%, as compared to the first quarter of 2005 primarily due to strong organic growth in AUM, an additional month of revenue related to the SSR acquisition, which closed on January 31, 2005, and increased equity and real estate alternative investment product performance fees, which were partially offset by a decrease in performance fees earned on fixed income alternative investment products.

BlackRock, Inc.

Second Quarter 2005 Earnings Release

Total revenue for the six months ended June 30, 2005 increased $155.8 million, or 43%, to $521.5 million compared to $365.6 million during the six months ended June 30, 2004. Separate account revenue increased by $85.2 million, or 40%, mutual funds revenue increased by $36.2 million, or 33%, and other income increased by $34.4 million, or 80%, compared with the six months ended June 30, 2004.

The increase in separate accounts revenue was driven by a $70.5 million, or 40%, increase in separate accounts base fees from $177.5 million for the six months ended June 30, 2004 to $248.0 million for the six months ended June 30, 2005 and a $14.7 million, or 44%, increase in separate accounts performance fees to $48.1 million during the first half of 2005 as compared to $33.4 million earned in 2004. The growth in separate account base fees was primarily due to a $40.2 billion increase in AUM related to the SSR acquisition and an increase in AUM, exclusive of the SSR acquisition, of $44.2 billion, or 19%. The increase in separate accounts performance fees primarily reflects positive performance in equity alternative investment products. The increase in mutual funds revenue primarily consisted of increases in BlackRock Funds revenue and closed-end fund revenue of $27.1 million and $6.7 million, respectively. The rise in BlackRock Funds revenue was primarily due to the merger of SSR’s mutual funds into the BlackRock Funds contributing to an increase of approximately $6 billion, or 30%, in average AUM in the BlackRock Funds during the period as compared to prior year. Closed-end fund revenue increased during the period due to several closed-end fund launches since June 30, 2004, resulting in a $1.9 billion increase in assets under management. Other income increased primarily due to $14.3 million in property management fees earned on real estate accounts assumed in the SSR acquisition, strong sales in BlackRock Solutions products and services and higher distribution fees earned on the BlackRock Funds.

BlackRock, Inc.

Second Quarter 2005 Earnings Release

	Six months ended June 30,		Variance
	2005	2004	Amount	%
(Dollar amounts in thousands)

Mutual funds revenue
BlackRock Funds	$63,896	$36,840	$27,056	73.4%
Closed-end Funds	40,993	34,274	6,719	19.6
BlackRock Liquidity Funds	41,535	39,773	1,762	4.4
Other commingled funds	1,194	540	654	121.1

Total mutual funds revenue	147,618	111,427	36,191	32.5

Separate accounts revenue
Separate accounts base fees	248,015	177,502	70,513	39.7
Separate accounts performance fees	48,094	33,402	14,692	44.0

Total separate accounts revenue	296,109	210,904	85,205	40.4

Total investment advisory and administration fees	443,727	322,331	121,396	37.7

Other income	77,744	43,304	34,440	79.5

Total revenue	$521,471	$365,635	$155,836	42.6%

Total expense for the quarter ended June 30, 2005 increased $68.3 million, or 56%, to $189.5 million, compared to $121.2 million for the quarter ended June 30, 2004. The increase in total expense for the quarter primarily reflects increases of $49.4 million in employee compensation and benefits to $131.0 million compared to $81.6 million for the quarter ended June 30, 2004 and $15.0 million, or 48%, in general and administration expense to $46.4 million for the quarter ended June 30, 2005. The rise in employee compensation and benefits was primarily attributable to higher staffing levels following the SSR acquisition, increased incentive compensation expense associated with operating income growth and $15.0 million of LTIP costs. General and administration expense rose during the period primarily due to a $6.1 million, or 64%, increase in marketing and promotional expense related to new closed-end fund launches and expanded international calling efforts, a rise in occupancy expense of $3.2 million, or 54%, reflecting the Company’s occupancy of approximately 88,500 square feet at 55 East 52nd Street, New York, New York in early 2005 and the assumption of additional office space associated with the SSR acquisition and an increase in market data services of $1.9 million to support higher AUM levels and increased trading activities.

BlackRock, Inc.

Second Quarter 2005 Earnings Release

	Three months ended			Variance vs.
	June 30,		March 31,	June 30, 2004		March 31, 2005
	2005	2004	2005	Amount	%	Amount	%
(Dollar amounts in thousands)
General and administration expense:
Marketing and promotional	$15,756	$9,637	$14,127	$6,119	63.5%	$1,629	11.5%
Occupancy	9,094	5,914	7,587	3,180	53.8	1,507	19.9
Technology	5,393	4,603	5,887	790	17.2	(494)	(8.4)
Other general and administration	16,154	11,209	18,566	4,945	44.1	(2,412)	(13.0)

Total general and administration expense	$46,397	$31,363	$46,167	$15,034	47.9%	$230	0.5%

The $6.0 million, or 3%, increase in total expense compared to the first quarter of 2005 is primarily due to increased compensation and benefits reflecting higher staffing levels, including a full quarter of continuing SSR employees, and increased shareholder servicing expenses for the BlackRock Funds and closed-end funds, partially offset by special one-time compensation paid to continuing SSR employees during the first quarter of 2005.

Total expenses for the six months ended June 30, 2005 increased $139.7 million, or 60%, to $373.0 million compared to $233.3 million during the six months ended June 30, 2004. The increase was primarily attributable to an increase of $110.3 million, or 75%, in employee compensation and benefits, an increase of $29.9 million, or 48%, in general and administration expense. The rise in employee compensation and benefits was primarily attributable to higher staffing levels following the SSR acquisition, increased incentive compensation expense attributable to operating income growth and increased performance fees and $29.3 million of LTIP costs. General and administration expense rose during the period primarily due to a $12.0 million, or 68%, increase in marketing, promotional and travel expense related to new closed-end fund launches and expanded international calling efforts, a rise in occupancy expense of $5.1 million, or 44%, reflecting the Company’s occupancy of approximately 88,500 square feet at 55 East 52nd Street, New York, New York in early 2005 and the assumption of additional office space through the SSR acquisition, a $2.6 million rise in legal and accounting costs, $2.4 million in costs associated with the closing and integration of SSR and an increase in market data services of $3.1 million.

BlackRock, Inc.

Second Quarter 2005 Earnings Release

	Six months ended June 30,		Variance
	2005	2004	Amount	%
(Dollar amounts in thousands)
General and administration expense:
Marketing and promotional	$29,881	$17,840	$12,041	67.5%
Occupancy	16,680	11,564	5,116	44.2
Technology	11,283	9,161	2,122	23.2
Other general and administration	34,720	24,097	10,623	44.1

Total general and administration expense	$92,564	$62,662	$29,902	47.7%

Non-operating income for the quarter and six months ended June 30, 2005 decreased $11.5 million and $9.6 million, respectively, versus the comparative periods in 2004 due to $13.0 million gain realized on the Company’s sale of Trepp LLC during 2004 and interest expense associated with borrowings used to finance the SSR acquisition in 2005, partially offset by increased securities gains in 2005. During the second quarter of 2005, non-operating income declined $3.8 million, or 49%, compared to the first quarter of 2005 primarily due to lower market appreciation on investments.

During the second quarter of 2005, the Company resumed open market acquisitions of its common stock under a 2 million share repurchase program. Under the program, the Company purchased approximately 430,000 shares during the quarter for a total of $32.3 million and is authorized to purchase an additional 653,000 shares as market conditions permit.

As a result of the SSR acquisition, BlackRock significantly increased both the number and the diversity of products on which performance fees can be earned. Currently, a number of products, particularly in the real estate equity and energy equity sectors, have the potential to generate substantial performance fees in 2005. The ultimate amount and timing of the realization of such fees will be affected by investment performance in these products during the remainder of 2005.

Performance Notes

Past performance is no guarantee of future results.

Mutual fund performance data is net of fees and expenses, assumes the reinvestment of dividends and capital gains distributions and reflects the performance of the Institutional Class, with the exception of the BlackRock Funds, Government Income Portfolio, which reflects the performance of the Investor A Shares class. BlackRock waives fees, without which performance would be lower. Investments in BlackRock Funds and BlackRock Liquidity Funds are neither insured nor guaranteed by the U.S. government. Relative peer group performance is based on quartiles from Lipper Inc. Lipper rankings are based on total returns with dividends and distributions reinvested and do not reflect sales charges. Funds with returns among the top 25% of a peer group of funds with comparable objectives are in the first quartile and funds with returns in the next 25% of a peer group are in the second quartile. Some funds have less than one year of performance.

Fixed Income Portfolios of BlackRock Funds:    The Core Bond Total Return, Core PLUS Total Return and the Managed Income Portfolios are in the Intermediate Investment Grade Debt Lipper peer group. The Intermediate Bond Portfolio is in the Short-Intermediate Investment Grade Debt Lipper peer group. The High Yield Bond Portfolio is in the High Current Yield Lipper peer group and the Government Income Portfolio is in the General U.S. Government Lipper peer group. The Inflation Protected Bond Portfolio is in the Treasury Inflation Protected Securities Lipper peer group and the GNMA Portfolio is in the GNMA Lipper peer group.

Equity Portfolios of BlackRock Funds:     The Investment Trust Portfolio is in the Large Cap Core Lipper peer group. The Index Equity Portfolio is in the S&P 500 Index Objective Lipper peer group. The Asset Allocation Portfolio is in the Flexible Portfolio Lipper peer group. The Mid-Cap Growth and Mid-Cap Value Equity Portfolios are in the Mid-Cap Growth and Mid-Cap Value Lipper peer groups, respectively. The Large Cap Value Equity Portfolio is in the Multi-Cap Value Lipper peer group. The Small Cap Value Equity Portfolio is in the Small Cap Value Lipper Peer Group. The Health Sciences Portfolio is in the Health/Biotechnology Lipper peer group. The Global Resources Portfolio is in the Natural Resources Lipper peer group. The U.S. Opportunities and Global Science and Technology Portfolios are in the Mid-Cap Core and Science and Technology Lipper peer groups, respectively.

BlackRock Liquidity Funds:    TempFund and TempCash are in the Institutional Money Market Lipper peer group, and Federal Trust Fund and FedFund are in the Institutional U.S. Government Money Market Lipper peer group. T-Fund and Treasury Trust Fund are in the Institutional U.S. Treasury Lipper peer group. MuniCash and MuniFund are in the Institutional Tax-Exempt Money Market Lipper peer group. California Money Fund and New York Money Fund are in the California Tax-Exempt and New York Tax-Exempt Money Market Lipper peer groups, respectively.

Composites Performance:    Investment performance does not reflect the deduction of advisory fees and other expenses, which will reduce performance results and the return to investors. All performance results assume reinvestment of dividends, interest and/or capital gains. BlackRock is the source of benchmark data for composites. Some BlackRock composites have less than one year of performance.

About BlackRock

BlackRock is one of the largest publicly traded investment management firms in the United States with approximately $414.4 billion of assets under management at June 30, 2005. BlackRock manages assets on behalf of institutional and individual investors worldwide through a variety of equity, fixed income, liquidity and alternative investment products. In addition, BlackRock provides risk management, investment system outsourcing and financial advisory services to a growing number of institutional investors. Clients are served from the Company’s headquarters in New York City, as well as offices in Boston, Edinburgh, Hong Kong, Morristown, San Francisco, Singapore, Sydney, Tokyo and Wilmington. BlackRock is majority owned by The PNC Financial Services Group, Inc. (NYSE: PNC) and by BlackRock employees. For additional information, please visit the Company’s website at www.blackrock.com.

Forward-Looking Statements

BlackRock, Inc.

Second Quarter 2005 Earnings Release

This press release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions. The information contained on our website is not a part of this press release.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in BlackRock’s Securities and Exchange Commission (SEC) reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s advised or sponsored investment products and separately managed accounts; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions or divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or PNC; (11) terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and BlackRock; (12) the ability to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates, which may adversely affect the value of advisory fees earned by BlackRock; (14) the impact of changes to tax legislation and, generally, the tax position of the Company; and (15) the integration of the business of SSR into the business of BlackRock.

BlackRock, Inc.

Second Quarter 2005 Earnings Release

BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2004 and BlackRock’s subsequent reports filed with the SEC, accessible on the SEC’s website at http://www.sec.gov and on BlackRock’s website at http://www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

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TABLE 1

BlackRock, Inc.

Financial Highlights

(Dollar amounts in thousands, except share data)

(unaudited)

	Three months ended			Variance vs.
	June 30,		March 31, 2005	June 30, 2004		March 31, 2005
	2005	2004		Amount	%	Amount	%
Total revenue	$271,389	$183,812	$250,083	$87,577	48%	$21,306	9%
Total expense	$189,494	$121,231	$183,501	$68,263	56%	$5,993	3%
Operating income	$81,895	$62,581	$66,582	$19,314	31%	$15,313	23%
Net income	$53,335	$47,996	$46,536	$5,339	11%	$6,799	15%
Diluted earnings per share	$0.80	$0.73	$0.70	$0.07	10%	$0.10	14%
Diluted earnings per share, as adjusted (a)	$0.91	$0.71	$0.89	$0.20	28%	$0.02	2%
Average diluted shares outstanding	66,796,087	65,766,979	66,880,713	1,029,108	2%	(84,626)	0%
Operating margin	30.2%	34.0%	26.6%
Operating margin, as adjusted (b)	37.0%	40.2%	37.7%

Assets under management ($ in millions)	$414,411	$309,654	$391,328	$104,757	34%	$23,083	6%

	Six months ended
	June 30,		Variance
	2005	2004	Amount	%
Total revenue	$521,471	$365,635	$155,836	43%
Total expense	$372,995	$233,287	$139,708	60%
Operating income	$148,476	$132,348	$16,128	12%
Net income	$99,871	$103,203	$(3,332)	-3%
Diluted earnings per share	$1.49	$1.57	$(0.08)	-5%
Diluted earnings per share, as adjusted (a)	$1.80	$1.41	$0.39	28%
Average diluted shares outstanding	66,844,720	65,776,975	1,067,745	2%
Operating margin	28.5%	36.2%
Operating margin, as adjusted (b)	37.3%	40.5%

Assets under management ($ in millions)	$414,411	$309,654	$104,757	34%

(a) Diluted earnings per share, as adjusted has been derived from the Company’s consolidated financial statements, as follows:

	Three months ended			Six months ended
	June 30,		March 31, 2005	June 30,
	2005	2004		2005	2004
Net income, GAAP basis	$53,335	$47,996	$46,536	$99,871	$103,203
Add back: PNC’s LTIP funding requirement	7,716	—	7,394	15,110	—
SSR acquisition costs	—	—	5,590	5,590	—
Release of reserves related to New York State tax audits	—	—	—	—	(8,659)
Impact of Trepp sale	(486)	(1,572)	—	(486)	(1,572)

Net income, as adjusted	60,565	46,424	59,520	120,085	92,972

Diluted earnings per share, GAAP basis	$0.80	$0.73	$0.70	$1.49	$1.57

Diluted earnings per share, as adjusted	$0.91	$0.71	$0.89	$1.80	$1.41

Management believes net income and diluted earnings per share, as adjusted, are effective indicators of the Company’s profitability and financial performance over time. The LTIP expense associated with awards to be met by PNC’s funding requirement has been excluded from net income and diluted earnings per share, as adjusted, because, exclusive of the impact related to LTIP participants’ put options, these non-cash charges will not impact BlackRock’s book value. SSR acquisition costs consist of certain compensation costs and professional fees. Compensation reflected in this amount represents direct incentives related to alternative product performance fees generated in 2004 by SSR employees, assumed by BlackRock in conjunction with the acquisition and settled by BlackRock with no future service requirement. Net income and diluted earnings per share, as adjusted, exclude this amount because it does not relate to current period’s operations. Professional fees reflected in this amount, which have been deemed non-recurring by management, have been excluded from net income and earnings per diluted share, as adjusted, to help ensure the comparability of this information to prior reporting periods.

BlackRock, Inc.

Financial Highlights (continued)

(b) Operating income divided by total revenue less fund administration and servicing costs. Computations for all periods presented include affiliated and non-affiliated fund administration and servicing expense reported as a separate income statement line item and are derived from the Company’s consolidated financial statements, as follows:

	Three months ended			Six months ended
	June 30,		March 31, 2005	June 30,
	2005	2004		2005	2004
Operating income, GAAP basis	$81,895	$62,581	$66,582	$148,476	$132,348
Add back: PNC LTIP funding obligation	12,247	—	11,736	23,983	—
Appreciation on assets related to deferred compensation plans	33	1,066	2,098	2,131	2,132
Trepp bonus	—	7,004	—	—	7,004
SSR acquisition costs	—	—	8,873	8,873	—

Operating income, as adjusted	94,175	70,651	89,289	183,463	141,484

Revenue, as reported	271,389	183,812	250,083	521,471	365,635
Less: fund administration and servicing costs	(10,426)	(8,018)	(9,109)	(19,535)	(16,378)
Reimbursable property management compensation	(6,239)	—	(4,059)	(10,298)	—

Revenue used for operating margin measurement	254,724	175,794	236,915	491,638	349,257

Operating margin, GAAP basis	30.2%	34.0%	26.6%	28.5%	36.2%

Operating margin, as adjusted	37.0%	40.2%	37.7%	37.3%	40.5%

We believe that operating income and operating margin, as adjusted, are effective indicators of management’s ability to effectively employ the Company’s resources. Fund administration and servicing costs have been excluded from operating margin because these costs are a fixed, asset-based expense which can fluctuate based on the discretion of a third party.

TABLE 2

BlackRock, Inc.

Condensed Consolidated Statements of Income

(Dollar amounts in thousands, except share data)

(unaudited)

	Three months ended			Six months ended
	June 30, 2005	June 30, 2004	% Change	June 30, 2005	June 30, 2004	% Change
Revenue
Investment advisory and administration fees
Mutual funds	$77,247	$54,981	40.5%	$147,618	$111,427	32.5%
Separate accounts	154,224	107,032	44.1	296,109	210,904	40.4

Total investment advisory and administration fees	231,471	162,013	42.9	443,727	322,331	37.7
Other income	39,918	21,799	83.1	77,744	43,304	79.5

Total revenue	271,389	183,812	47.6	521,471	365,635	42.6

Expense
Employee compensation and benefits	131,015	81,618	60.5	257,959	147,687	74.7
Fund administration and servicing costs
Affiliates	4,096	4,948	(17.2)	8,113	10,016	(19.0)
Other	6,330	3,070	106.2	11,422	6,362	79.5
General and administration	46,397	31,363	47.9	92,564	62,662	47.7
Amortization of intangible assets	1,656	232	NM	2,937	463	NM
Impairment of intangible assets	—	—	NM	—	6,097	NM

Total expense	189,494	121,231	56.3	372,995	233,287	59.9

Operating income	81,895	62,581	30.9	148,476	132,348	12.2

Non-operating income (expense)
Investment income	6,027	16,038	(62.4)	15,814	22,935	(31.0)
Interest expense	(2,063)	(550)	275.1	(4,077)	(1,634)	149.5

	3,964	15,488	(74.4)	11,737	21,301	(44.9)

Income before income taxes and minority interest	85,859	78,069	10.0	160,213	153,649	4.3
Income taxes	31,324	26,521	18.1	58,655	46,610	25.8

Income before minority interest	54,535	51,548	5.8	101,558	107,039	(5.1)
Minority interest	1,200	3,552	(66.2)	1,687	3,836	(56.0)

Net income	$53,335	$47,996	11.1	$99,871	$103,203	(3.2)

Weighted-average shares outstanding
Basic	64,354,069	63,647,316	1.1%	64,322,465	63,701,625	1.0%
Diluted	66,796,087	65,766,979	1.6%	66,844,720	65,776,975	1.6%

Earnings per share
Basic	$0.83	$0.75	10.7%	$1.55	$1.62	-4.3%
Diluted	$0.80	$0.73	9.6%	$1.49	$1.57	-5.1%

NM - Not meaningful

TABLE 3

BlackRock, Inc.

Condensed Consolidated Statements of Financial Condition

(Dollar amounts in thousands)

(unaudited)

	June 30, 2005	December 31, 2004
Assets
Cash and cash equivalents	$367,386	$457,673
Accounts receivable	243,796	165,342
Investments	282,807	227,497
Property and equipment, net	114,625	93,701
Intangible assets, net	445,357	184,110
Deferred mutual fund commissions	15,398	—
Other assets	37,843	16,912

Total assets	$1,507,212	$1,145,235

Liabilities, minority interest and stockholders’ equity
Long term borrowings	$250,000	$0
Accrued compensation	317,201	311,351
Accounts payable and accrued liabilities	49,338	30,817
Acquired management contract obligation	3,791	4,810
Other liabilities	22,690	12,736

Total liabilities	643,020	359,714

Minority interest	10,577	17,169

Stockholders’ equity	853,615	768,352

Total liabilities, minority interest and stockholders’ equity	$1,507,212	$1,145,235

TABLE 4

BlackRock, Inc.

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

(unaudited)

	Six months ended June 30,
	2005	2004
Cash flows from operating activities
Net income	$99,871	$103,203
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	14,468	10,105
Impairment of intangible assets	—	6,097
Minority interest	1,687	3,836
Stock-based compensation	35,251	6,942
Deferred income taxes	(8,312)	7,210
Tax benefit from stock-based compensation	2,503	1,761
Net gain on investments	(3,856)	(11,889)
Amortization of bond issuance costs	403	—
Amortization of deferred mutual fund commissions	5,426	—
Changes in operating assets and liabilities:
Increase in accounts receivable	(20,575)	(19,783)
Increase in investments, trading	(7,159)	(9,156)
Increase in receivable from affiliates	(12,863)	(209)
Increase in other assets	(4,906)	(914)
Decrease in accrued compensation	(132,072)	(36,870)
Increase (decrease) in accounts payable and accrued liabilities	11,734	(18,069)
Increase (decrease) in other liabilities	8,152	(2,489)

Cash (used in) provided by operating activities	(10,246)	39,775

Cash flows from investing activities
Purchase of property and equipment	(29,138)	(9,892)
Purchase of investments	(13,572)	(36,006)
Sale of investments	28,129	89,742
Sale of real estate held for sale	112,184	—
Deemed cash contribution upon consolidation of VIE	—	6,412
Consolidation of sponsored investment funds	—	(41,193)
Acquisitions, net of cash acquired	(249,535)	(73)

Cash provided by (used in) investing activities	(151,932)	8,990

Cash flows from financing activities
Borrowings, received, net of issuance costs	395,000	—
Principal repayment of borrowings	(150,000)	—
Repayment of short term borrowings	(111,840)	—
Subscriptions to consolidated sponsored investment funds	9,891	5,000
Transfer of cash to deconsolidated sponsored investment fund	(5,509)	—
Distributions paid to minority interest holders	—	(3,975)
Dividends paid	(38,434)	(31,757)
Reissuance of treasury stock	8,315	10,049
Purchase of treasury stock	(32,606)	(47,429)
Issuance of class A common stock	706	—
Acquired management contract obligation payment	(1,019)	(926)

Cash provided by (used in) financing activities	74,504	(69,038)

Effect of exchange rate changes on cash and cash equivalents	(2,612)	1,028

Net decrease in cash and cash equivalents	(90,286)	(19,245)
Cash and cash equivalents, beginning of period	457,673	315,941

Cash and cash equivalents, end of period	$367,387	$296,696

TABLE 5

BlackRock, Inc.

Assets Under Management

(Dollar amounts in millions)

(unaudited)

	June 30,		December 31, 2004
	2005	2004
All Accounts
Fixed income	$284,082	$223,542	$240,709
Cash Management	75,183	65,943	78,057
Equity	32,378	13,543	14,792
Alternative investment products	22,768	6,626	8,202

Total	$414,411	$309,654	$341,760

Separate Accounts
Fixed income	$258,411	$199,762	$216,070
Cash Management	8,164	6,896	7,360
Cash Management-Securities lending	7,368	8,771	6,898
Equity	18,525	8,790	9,397
Alternative investment products	22,768	6,626	8,202

Subtotal	315,236	230,845	247,927

Mutual Funds
Fixed income	25,671	23,780	24,639
Cash Management	59,651	50,276	63,799
Equity	13,853	4,753	5,395

Subtotal	99,175	78,809	93,833

Total	$414,411	$309,654	$341,760

Component Changes in Assets Under Management

(Dollar amounts in millions)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
All Accounts
Beginning assets under management	$391,328	$320,672	$341,760	$309,356
Net subscriptions (redemptions)	15,559	(6,697)	15,664	(357)
Acquisitions	89	—	49,966	—
Market appreciation (depreciation)	7,435	(4,321)	7,021	655

Ending assets under management	$414,411	$309,654	$414,411	$309,654

Separate Accounts
Beginning assets under management	$292,186	$232,183	$247,927	$222,589
Net subscriptions	16,069	2,273	20,591	7,244
Acquisitions	—	—	40,181	—
Market appreciation (depreciation)	6,981	(3,611)	6,537	1,012

Ending assets under management	315,236	230,845	315,236	230,845

Mutual Funds
Beginning assets under management	99,142	88,489	93,833	86,767
Net redemptions	(510)	(8,970)	(4,927)	(7,601)
Acquisitions	89	—	9,785	—
Market appreciation (depreciation)	454	(710)	484	(357)

Ending assets under management	99,175	78,809	99,175	78,809

Total	$414,411	$309,654	$414,411	$309,654

BlackRock, Inc.

Assets Under Management

Quarterly Trend

(Dollar amounts in millions)

(unaudited)

	Quarter Ended
	2004			2005		Six months ended June 30, 2005
	June 30	September 30	December 31	March 31	June 30
Separate Accounts
Fixed Income
Beginning assets under management	$202,055	$199,762	$211,075	$216,070	$239,912	$216,070
Net subscriptions	1,365	5,201	1,121	4,906	12,855	17,761
Acquisitions	—	—	—	20,005	—	20,005
Market appreciation (depreciation)	(3,658)	6,112	3,874	(1,069)	5,644	4,575

Ending assets under management	199,762	211,075	216,070	239,912	258,411	258,411

Cash Management
Beginning assets under management	6,304	6,896	7,703	7,360	7,307	7,360
Net subscriptions (redemptions)	591	787	(362)	(632)	809	177
Acquisitions	—	—	—	558	—	558
Market appreciation	1	20	19	21	48	69

Ending assets under management	6,896	7,703	7,360	7,307	8,164	8,164

Cash Management-Securities lending
Beginning assets under management	8,479	8,771	8,636	6,898	6,791	6,898
Net subscriptions (redemptions)	292	(135)	(1,738)	(107)	577	470

Ending assets under management	8,771	8,636	6,898	6,791	7,368	7,368

Equity
Beginning assets under management	9,003	8,790	8,129	9,397	18,610	9,397
Net subscriptions (redemptions)	(195)	(748)	31	(107)	(376)	(483)
Acquisitions	—	—	—	9,061	—	9,061
Market appreciation (depreciation)	(18)	87	1,237	259	291	550

Ending assets under management	8,790	8,129	9,397	18,610	18,525	18,525

Alternative investment products
Beginning assets under management	6,342	6,626	7,418	8,202	19,566	8,202
Net subscriptions	220	851	666	462	2,204	2,666
Acquisitions	—	—	—	10,557	—	10,557
Market appreciation (depreciation)	64	(59)	118	345	998	1,343

Ending assets under management	6,626	7,418	8,202	19,566	22,768	22,768

Total Separate Accounts
Beginning assets under management	232,183	230,845	242,961	247,927	292,186	247,927
Net subscriptions (redemptions)	2,273	5,956	(282)	4,522	16,069	20,591
Acquisitions	—	—	—	40,181	—	40,181
Market appreciation (depreciation)	(3,611)	6,160	5,248	(444)	6,981	6,537

Ending assets under management	$230,845	$242,961	$247,927	$292,186	$315,236	$315,236

Mutual Funds
Fixed Income
Beginning assets under management	$24,742	$23,780	$24,460	$24,639	$25,379	$24,639
Net subscriptions (redemptions)	(264)	270	197	(139)	68	(71)
Acquisitions	—	—	—	989	89	1,078
Market appreciation (depreciation)	(698)	410	(18)	(110)	135	25

Ending assets under management	23,780	24,460	24,639	25,379	25,671	25,671

Cash Management
Beginning assets under management	58,986	50,276	51,498	63,799	59,985	63,799
Net subscriptions (redemptions)	(8,710)	1,222	12,309	(4,023)	(334)	(4,357)
Acquisitions	—	—	—	210	—	210
Market depreciation	—	—	(8)	(1)	—	(1)

Ending assets under management	50,276	51,498	63,799	59,985	59,651	59,651

Equity
Beginning assets under management	4,761	4,753	4,546	5,395	13,778	5,395
Net subscriptions (redemptions)	4	(146)	455	(255)	(244)	(499)
Acquisitions	—	—	—	8,497	—	8,497
Market appreciation (depreciation)	(12)	(61)	394	141	319	460

Ending assets under management	4,753	4,546	5,395	13,778	13,853	13,853

Total Mutual Funds
Beginning assets under management	88,489	78,809	80,504	93,833	99,142	93,833
Net subscriptions (redemptions)	(8,970)	1,346	12,961	(4,417)	(510)	(4,927)
Acquisitions	—	—	—	9,696	89	9,785
Market appreciation (depreciation)	(710)	349	368	30	454	484

Ending assets under management	$78,809	$80,504	$93,833	$99,142	$99,175	$99,175

BlackRock, Inc.

Assets Under Management

Quarterly Trend

(Dollar amounts in millions)

(unaudited)

	2004			2005		Six months ended June 30, 2005
	June 30	September 30	December 31	March 31	June 30
Mutual Funds
BlackRock Funds
Beginning assets under management	$18,985	$16,603	$16,305	$16,705	$25,755	$16,705
Net subscriptions (redemptions)	(2,110)	(391)	60	(430)	(549)	(979)
Acquisitions	—	—	—	9,476	89	9,565
Market appreciation (depreciation)	(272)	93	340	4	303	307

Ending assets under management	16,603	16,305	16,705	25,755	25,598	25,598

BlackRock Global Series
Beginning assets under management	1,026	1,293	1,299	1,223	1,115	1,223
Net subscriptions (redemptions)	275	(21)	(117)	(104)	(92)	(196)
Market appreciation (depreciation)	(8)	27	41	(4)	—	(4)

Ending assets under management	1,293	1,299	1,223	1,115	1,023	1,023

BlackRock Liquidity Funds
Beginning assets under management	53,159	45,854	47,087	58,453	53,864	58,453
Net subscriptions (redemptions)	(7,305)	1,233	11,374	(4,589)	(635)	(5,224)
Market depreciation	—	—	(8)	—	—	—

Ending assets under management	45,854	47,087	58,453	53,864	53,229	53,229

Closed End
Beginning assets under management	14,552	14,233	14,895	15,410	15,835	15,410
Net subscriptions	111	433	520	175	284	459
Acquisitions	—	—	—	220	—	220
Market appreciation (depreciation)	(430)	229	(5)	30	151	181

Ending assets under management	14,233	14,895	15,410	15,835	16,270	16,270

Other Commingled Funds
Beginning assets under management	767	826	918	2,042	2,573	2,042
Net subscriptions	59	92	1,124	531	482	1,013

Ending assets under management	826	918	2,042	2,573	3,055	3,055

Total Mutual Funds
Beginning assets under management	88,489	78,809	80,504	93,833	99,142	93,833
Net subscriptions (redemptions)	(8,970)	1,346	12,961	(4,417)	(510)	(4,927)
Acquisitions	—	—	—	9,696	89	9,785
Market appreciation (depreciation)	(710)	349	368	30	454	484

Ending assets under management	$78,809	$80,504	$93,833	$99,142	$99,175	$99,175